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                                                                    EXHIBIT 24.2


                    RESOLUTION OF THE BOARD OF DIRECTORS OF
                               PFSB BANCORP, INC.


     WHEREAS, at a meeting of the Board of Directors of PFSB Bancorp, Inc., a Missouri corporation (the "Corporation"), on December 3, 1998, the Board considered the matter of the conversion of Palmyra Saving and Building Association, F.A. (the "Association") from a federally-chartered mutual savings association to a federally-chartered stock savings association and the acquisition by the Corporation of all the outstanding shares to be issued by the Association (the "Conversion") and the issuance of the Corporation's common stock (the "Common Stock") as a part of that Conversion; and

     WHEREAS, the Board has determined that it would be in the best interest of the Corporation to effect said Conversion; and

     NOW, THEREFORE, the Board has determined to hereby adopt the following resolutions:

     RESOLVED, that Eldon R. Mette be, and hereby is, authorized to act as attorney-in-fact for the Corporation for the purpose of executing and filing with the Securities and Exchange Commission any such registration statement, or any amendment or supplement thereto, or any document deemed necessary, convenient or appropriate by any such officer in connection therewith.

                                 CERTIFICATION
                                 -------------

     The undersigned hereby certifies that he is the Corporate Secretary of PFSB Bancorp, Inc., a corporation organized and existing under the laws of the State of Missouri; that the foregoing is a true and correct copy of resolutions adopted at a meeting of the Board of Directors of said corporation held on December 3, 1998, at which meeting a quorum was at all times present and acting; that the passage of said resolutions were in all respects legal; and that said resolutions are in full force and effect.


Date:     December 3, 1998                    /s/ Ronald L. Nelson
                                              --------------------
                                              Ronald L. Nelson
                                              Corporate Secretary



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